Exhibit 10.21.3

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 10, 2021 (the “Effective Date”), is entered into by and among BENEFICIENT CAPITAL COMPANY II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.) (the “Original Borrower”), BENEFICIENT COMPANY HOLDINGS, L.P. (the “New Borrower”) and HCLP NOMINEES, L.L.C. (“HCLP”), as Lender under the Credit Agreement (as defined below) (in such capacity, the “Lender”).

W I T N E S S E T H

WHEREAS, the Original Borrower, the Lender and the other Persons party thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of August 13, 2020 (as previously modified by that certain Consent No. 1 to Second Amended and Restated Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020 (the “Consent”), pursuant to which, among other things, the Original Borrower transferred its rights and obligations under the Credit Agreement to the New Borrower, and the New Borrower accepted such transfer and agreed to be bound by the Existing Credit Agreement, and as otherwise amended, restated, supplement or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Original Borrower and the New Borrower have requested that the Lender (and such other Persons as may be required) make certain amendments to the Existing Credit Agreement;

WHEREAS, upon the terms and conditions set forth herein, the Lender (and each other Person whose consent is required with respect thereto) has agreed to make certain amendments to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

2. Amendments to Existing Credit Agreement. Subject to the satisfaction (or waiver in writing by the Lender) of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement shall be amended to reflect the following modifications:

(a) The definition of “Scheduled Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Scheduled Maturity Date” means May 30, 2022; provided, however, that, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.”

(b) The first sentence of Section 2.05 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower shall, until such time as all outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)) shall have been paid in full, repay to the Lender the outstanding unpaid principal balance of the Loan in equal instalments of $5,000,000 on each of September 10, 2021, December 10, 2021 and March 10, 2022.”

3. Provisions Relating to Additional Contemplated Amendments.

(a) If the amendments contemplated by that certain Term Sheet to Amend the Credit Agreements, dated on or about the date hereof (the “Term Sheet”), by and among Beneficient Company Holdings, L.P., Beneficient Management, L.L.C., Beneficient Holdings, Inc. and HCLP Nominees, L.L.C. (with such modifications thereto as the parties thereto may agree to) shall not have become effective (such effectiveness, the “Trigger”) on or prior to June 15, 2021, the Credit Agreement (as in effect immediately prior to giving effect to the modifications contemplated by this clause (a) shall be amended to reflect the following modifications:

i.	Clause (a) of the definition of “Accrued Interest” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

“During any Interest Period, an amount which shall accrue on each calendar day on the outstanding amount of the Loan at a per annum rate equal to (x) prior to the Second Amendment and Restatement Date, (i) One Month Adjusted LIBOR for such Interest Period plus (ii) the Spread, (y) on and after the Second Amendment and Restatement Date but prior to June 15, 2021, (i) One Month Adjusted LIBOR for such Interest Period plus (ii) 8.0% (provided that, if the Accrued Interest pursuant to this clause (y) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%) and (z) on and after June 15, 2021, (i) One Month Adjusted LIBOR for such Interest Period plus (ii) 9.0%.”

ii.	Clause (c) of the definition of “Accrued Interest” in Section 1.01 thereof shall be amended to delete the following text:

“; provided, that if the Accrued Interest pursuant to this clause (c) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.”

(b) If the Trigger shall not have occurred on or prior to June 15, 2021, the New Borrower shall accrue a fee of $5,747.13 per day, commencing on June 15, 2021, until (but excluding) the earliest of (x) the date on which the Trigger occurs, (y) September 10, 2021 and (z) the date on which the Outstanding Amount is paid in full. Such fees (to the extent accrued) shall be due and payable on September 10, 2021 (or, if earlier, the date on which the Outstanding Amount is paid in full).

(c) If the Trigger shall not have occurred on or prior to September 10, 2021, the New Borrower shall accrue a fee of $5,494.51 per day, commencing on September 10, 2021, until (but excluding) the earliest of (x) the date on which the Trigger occurs, (y) December 10, 2021 and (z) the date on which the Outstanding Amount is paid in full. Such fees (to the extent accrued) shall be due and payable on December 10, 2021 (or, if earlier, the date on which the Outstanding Amount is paid in full).

(d) If the Trigger shall not have occurred on or prior to December 10, 2021, the New Borrower shall accrue a fee of $5,555.56 per day, commencing on December 10, 2021, until (but excluding) the earliest of (x) the date on which the Trigger occurs, (y) March 10, 2022 and (z) the date on which the Outstanding Amount is paid in full. Such fees (to the extent accrued) shall be due and payable on March 10, 2022 (or, if earlier, the date on which the Outstanding Amount is paid in full).

(e) The Lender shall reasonably cooperate in good faith to consummate the amendments contemplated by the Term Sheet.

4. Extension Fee. The New Borrower shall pay to the Lender an extension fee (the “Extension Fee”) equal to 1.5% of the Outstanding Amount outstanding under the Credit Agreement on the Effective Date. The Extension Fee shall be payable, in whole and in part, at the New Borrower’s election, (i) promptly following the Effective Date or (ii) on the Scheduled Maturity Date; provided that the New Borrower shall pay a minimum amount of the lesser of the full amount of the Extension Fee and $100,000 promptly following the Effective Date. If the New Borrower elects to pay all or any part of the Extension Fee on the Scheduled Maturity Date, such unpaid portion of the Extension Fee shall be added to the Outstanding Amount and shall bear interest as set forth in the Credit Agreement.

5. Legal Fees. The New Borrower shall pay to the Lender, promptly following the Effective Date, the Lender’s attorney’s fees incurred in connection with this Amendment.

6. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Amendment Effective Date”):

(a) the Lender shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) the Lender shall have received all outstanding interest payments then due with respect to the Outstanding Amount; and

(c) the Lender shall have received a copy of an amendment to the Second Lien Credit Agreement on substantially similar terms to this Amendment (but without the payment of a separate amendment fee) in a form acceptable to the lender.

7. Representations and Warranties. The New Borrower represents and warrants to the Lender that:

(a) the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct with respect to the New Borrower in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or any other materiality qualifier) on and as of the date hereof (after giving effect to this Amendment), except to the extent that such representations and warranties are by their terms made as of a specified date, in which case they are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or any other materiality qualifier) as of such specified date; provided, that the representations and warranties in Section 5.05(a) of the Credit Agreement and the first sentence of Section 5.16 of the Credit Agreement shall be deemed to refer to the Original Borrower;

(b) at the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing;

(c) this Amendment has been duly executed and delivered by the New Borrower;

(d) this Amendment (with respect to the New Borrower) and the Credit Agreement (with respect to the New Borrower) constitute legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e) the execution and delivery by the New Borrower of this Amendment and the performance by the New Borrower of this Amendment and the Credit Agreement (as modified by this Amendment), have been duly authorized by all necessary corporate or other organizational action, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any material Requirement of Law applicable to the New Borrower, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the New Borrower or the assets of the New Borrower, or give rise to a right thereunder to require any payment to be made by the New Borrower, and (iv) will not result in the creation or imposition of any Lien on any asset of the New Borrower or any Subsidiary, except Liens created pursuant to the Loan Documents and the Second Lien Loan Documents.

8. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; JURISDICTION; AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9.14 AND 9.15 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 9.01 of the Credit Agreement.

10. Counterpart Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

11. Continuing Effectiveness; Etc.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Existing Credit Agreement as modified hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection the Senior Credit Agreement shall mean and be a reference to the Existing Credit Agreement as modified hereby.

(b) Except as specifically amended hereby, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The New Borrower (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the New Borrower arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms (x) all Liens on the Collateral which have been granted by it in favor of the Lender pursuant to any of the Loan Documents and (y) all filings made with any Governmental Authority in connection with such Liens, as applicable.

(c) Except with respect to the subject matter hereof, including the amendments specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment shall constitute a Loan Document under the Credit Agreement.

12. Integration. This Amendment, together with the other Loan Documents and the other documents contemplated hereby, contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Headings. Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 1 to Second Amended and Restated Credit Agreement as of the date first above written.

BENEFICIENT COMPANY HOLDINGS, L.P., as New Borrower

By:	/s/ Greg Ezell
Name:	Greg Ezell
Title:	Chief Financial Officer

BENEFICIENT CAPITAL COMPANY II, L.L.C., as Original Borrower

By:	/s/ Art Damoulakis
Name:	Art Damoulakis
Title:	General Counsel

[Signature Page to Amendment No. 1 to Second A&R Credit Agreement (First Lien)]

HCLP NOMINEES, L.L.C.,
as the Lender

By: CROSSMARK MASTER HOLDINGS, LLC, its
Manager

By:	/s/ David L Wickline
Name:	David L Wickline
Title:	Manager

[Signature Page to Amendment No. 1 to Second A&R Credit Agreement (First Lien)]